Exhibit 99.2

MPBP HOLDINGS, INC. AND SUBSIDIARIES

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	December 31, 2010	March 31, 2010
	(unaudited )
ASSETS

Current assets

Cash and cash equivalents	$3,611	$3,788
Accounts receivable, net of allowances for doubtful accounts of $616 and $877, respectively	10,502	13,365
Inventories	6,430	6,965
Deferred income taxes	6,329	6,285
Prepaid expenses and other current assets	2,742	2,748

Total current assets	29,614	33,151

Property and equipment, net	3,847	5,057

Intangible assets	28,634	33,873

Goodwill	100,383	100,383

Deferred financing costs	3,139	3,949

Total assets	$165,617	$176,413

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

Current portion of long-term debt	$1,400	$1,400
Current portion of capital lease obligations	583	640
Accounts payable	15,040	13,648
Accrued expenses	8,742	11,604
Income taxes payable	320	792
Deferred revenues	6,548	9,158

Total current liabilities	32,633	37,242

Long-term debt, less current portion	165,350	166,400

Capital lease obligations, net of current portion	924	1,354

Deferred income taxes	8,917	8,917

Other liabilities	—	75

Commitments and contingencies

Stockholders' equity (deficiency)

Common stock, $0.001 par value, 2,000,000 shares authorized, 1,699,912 shares issued and outstanding	1,700	1,700
Additional paid-in capital	170,305	170,175
Other comprehensive income	(15)	4
Accumulated deficiency	(214,197)	(209,454)

Net stockholders' equity (deficiency)	(42,207)	(37,575)

Total liabilities and stockholders' equity (deficiency)	$165,617	$176,413

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND OTHER COMPREHENSIVE INCOME

(in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$27,997	$32,688	$86,852	$97,905

Direct operating expenses	(19,699)	(23,690)	(61,441)	(70,017)

Gross margin	8,298	8,998	25,411	27,888

Selling, general and administrative expenses	(4,728)	(5,691)	(16,700)	(18,589)

Depreciation and amortization expenses	(2,236)	(1,779)	(6,706)	(5,257)

Goodwill and intangible asset impairments	—	—	—	(28,798)

Operating income (loss)	1,334	1,528	2,005	(24,756)

Interest expense	(1,944)	(3,116)	(5,951)	(9,173)

Decrease in fair value of derivative obligation	—	706	—	2,114

Litigation settlement	—	—	(121)	—

(Loss) before income taxes	(610)	(882)	(4,067)	(31,815)

Income tax benefit (expense)	(102)	90	(676)	3,258

Net (loss)	(712)	(792)	(4,743)	(28,557)

Other comprehensive income – foreign currency translation	—	—	(19)	—

Net comprehensive (loss)	$(712)	$(792)	$(4,762)	$(28,557)

Accumulated deficiency – beginning of period	$(213,485)	$(191,836)	$(209,454)	$(164,071)

Net (loss)	(712)	(792)	(4,743)	(28,557)

Accumulated deficiency – end of period	$(214,197)	$(192,628)	$(214,197)	$(192,628)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss)	$(4,743)	$(28,557)
Adjustments to reconcile net (loss) to net cash provided by operating activities
Goodwill and intangible asset impairments	—	28,798
Depreciation and amortization	6,706	5,257
Deferred income tax benefit	(44)	(4,542)
Bad debt expense	(25)	131
Decrease in fair value of derivative obligation	—	(2,114)
Amortization of deferred financing costs	810	760
Share-based compensation charge	130	160
Changes in assets and liabilities
Accounts receivable, excluding bad debt expense	2,888	(1,409)
Inventories	535	(1,061)
Prepaid expenses and other current assets	6	(50)
Accounts payable	1,392	1,280
Accrued expenses	(2,862)	294
Income taxes payable	(472)	788
Deferred revenues	(2,610)	850

Net cash provided by operating activities	1,711	585

Cash flows used in investing activities
Purchases of property and equipment	(144)	(1,693)
Other	(138)	—

Net cash used in investing activities	(282)	(1,693)

Cash flows from financing activities
Repayments of term notes	(1,050)	(1,050)
Other	(537)	(210)

Net cash used in financing activities	(1,587)	(1,260)

Net decrease in cash	(158)	(2,368)

Cash and cash equivalents at beginning of period	3,788	3,840

Foreign currency translation adjustment	(19)	—

Cash and cash equivalents at end of period	$3,611	$1,472

Supplemental disclosures of cash flow information
Cash paid during the period for
Income taxes	$214	$173

Interest	$5,559	$6,909

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE

THREE AND NINE MONTH PERIODS ENDED

DECEMBER 31, 2010 AND 2009

(in thousands)

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. For further information, refer to the consolidated financial statements and footnotes thereto as of and for the years ended March 31, 2010, 2009 and 2008, filed as Exhibit 99.1 of this Form 8-K/A.

2. Inventories

Inventories as of December 31, 2010 consist of the following:

Unfinished goods	$1,873
Work-in-progress	2,653
Finished goods	4,198

Total	8,724
Less allowance for obsolescence	(2,294)

Net	$6,430

3. Commitments and Contingencies

From time to time the Company is involved in various legal proceedings incidental to the normal conduct of its business. During the year ended March 31, 2010 the Company settled most aspects of one matter by agreeing with the claimant to a monthly payment arrangement extending through the year ending March 31, 2011. The settlement was expensed during the year ended March 31, 2010. An additional $121 was settled and expensed during the nine-month period ended December 31, 2010. The Company also has received claims involving employment matters claiming discrimination and unpaid compensation. These matters have been referred to the Company’s insurance carriers for defense. Several matters seek damages, including punitive damages, which may not be insured. These matters are in preliminary stages, and the outcomes are not predictable. Management believes that its insurance coverage is sufficient, has accrued no loss provision in addition to the settlement noted above, and does not believe that the legal proceedings are likely to have a material adverse effect upon the Company.

4. Subsequent Events

The Company was acquired on March 18, 2011. See Note 15 to the Company’s audited financial statements at Exhibit 99.1. These condensed consolidated financial statements do not include any adjustments for the carrying values of assets, liabilities or stockholders’ deficiency that are affected by such a transaction.